Exhibit 3.1

SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

PERFORMANCE HEALTH HOLDINGS CORP.

Performance Health Holdings Corp., a Delaware corporation (the “Corporation”), hereby certifies that this Amended and Restated Certificate of Incorporation has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware (the “DGCL”), and that:

A.            The name of the Corporation is: Performance Health Holdings Corp.

B.            The original Certificate of Incorporation of the Corporation was filed with the Secretary of the State of Delaware on October 4, 2012 (the “Original Certificate of Incorporation”), and was amended and restated on October 11, 2012 (the “Amended and Restated Certificate of Incorporation”).

C.            The Amended and Restated Certificate of Incorporation was amended on September 1, 2015 (collectively with the Amended and Restated Certificate of Incorporation, the “Existing Certificate of Incorporation”).

C.            This Second Amended and Restated Certificate of Incorporation amends and restates the Existing Certificate of Incorporation of the Corporation, as amended.

D.            The Certificate of Incorporation upon the filing of this Second Amended and Restated Certificate of Incorporation, shall read as follows:

ARTICLE I — NAME

The name of the corporation is Performance Health Holdings Corp. (the “Corporation”).

ARTICLE II — REGISTERED OFFICE AND AGENT

The address of the Corporation’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington 19808, County of New Castle.  The name of the Corporation’s registered agent at such address is Corporation Services Company.

ARTICLE III — PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

ARTICLE IV — CAPITALIZATION

(a)           Authorized Shares.  The total number of shares of stock which the Corporation shall have authority to issue is 100,000,000 shares, consisting of 90,000,000 shares of Common Stock, par value $0.0001 per share (“Common Stock”) and 10,000,000 shares of Preferred Stock, par value $0.0001 per share (“Preferred Stock”).

(b)           Preferred Stock.  Shares of Preferred Stock may be issued in one or more series, from time to time, with each such series to consist of such number of shares and to have such voting powers relative to other classes of Preferred Stock, if any, or Common Stock, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, as shall be stated in the resolution or resolutions providing for the issuance of such series adopted by the Board of Directors of the Corporation, and the Board of Directors is hereby expressly vested with the authority, to the full extent now or hereafter provided by applicable law, to adopt any such resolution or resolutions.

(c)           Voting.  Each holder of Common Stock, as such, shall be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote; provided, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Second Amended and Restated Certificate of Incorporation (including, but not limited to, any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Second Amended and Restated Certificate of Incorporation (including, but not limited to, any certificate of designations relating to any series of Preferred Stock) or pursuant to the DGCL.

(d)           No Class Vote On Changes In Authorized Number of Shares Of Preferred Stock.  Subject to the rights of the holders of any series of Preferred Stock pursuant to the terms of this Second Amended and Restated Certificate of Incorporation, any certificate of designations or any resolution or resolutions providing for the issuance of such series of stock adopted by the Board of Directors, the number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock irrespective of the provisions of Section 242(b)(2) of the DGCL.

ARTICLE V — BOARD OF DIRECTORS

(a)           Number of Directors; Vacancies and Newly Created Directorships.  The number of directors constituting the Board of Directors shall be not fewer than three (3) and not more than fifteen (15), each of whom shall be a natural person.  All elections of directors shall be determined by a plurality of the votes cast.  The number of directors initially shall be seven (7).  However, until the date that PHW Equity Investors, L.P. and its respective successors, Transferees and Affiliates (collectively, the “Sponsor Entities”) own less than a majority of our then outstanding Common Stock (the “Trigger Date”), the size of the Board of Directors will be determined by the affirmative vote of at least a majority of the Corporation’s then outstanding Common Stock, provided that, such vote shall only be required if the approval of the Board of Directors to determine the number of directors does not include a majority of the directors affiliated with the Sponsor Entities. Subject to the previous sentence and to the special rights of the holders of any class or series of stock to elect directors, the precise number of directors shall be fixed exclusively pursuant to a resolution adopted by the Board of Directors.  Vacancies and newly-created directorships shall be filled exclusively pursuant to a resolution adopted by a vote of a majority of the directors then in office, even if less than a quorum. However, until the Trigger Date, if the resolution filling any vacancies does not receive approval from a majority of directors affiliated with the Sponsor Entities, vacancies will be filled by the affirmative vote of at least a majority of our then outstanding Common Stock.  No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.  A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office, and a director chosen to fill a position resulting from an increase in the number of directors shall hold office until the next election of the class for which such director shall have been chosen, subject to the election and qualification of his or her successor and to his or her earlier death, resignation or removal.  “Affiliate” means, with respect to any Person that controls, is controlled by, or is under common control with such Person; the term “control,” as used in this definition means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise, and “controlled” and “controlling” have meanings correlative to the foregoing.  “Person” means an individual, any general partnership, limited partnership, limited liability company, corporation, trust, business trust, joint stock company, joint venture, unincorporated association, cooperative or association or any other legal entity or organization of whatever nature, and shall include any successor (by merger or otherwise) of such entity.  “Transferee” means any Person who (i) becomes a beneficial owner of Common Stock upon having purchased such shares of Common Stock from a Sponsor Entity or an investment fund affiliated with a Sponsor Entity and (ii) is designated in writing by the transferor as a “Transferee” and a copy of such writing is provided to the Corporation at or prior to the time of such purchase; provided, however, that a purchaser of Common Stock in a registered offering or in a transaction effected pursuant to Rule 144 under the Securities Act of 1933, as amended, (or any similar or successor provision thereof) shall not be a “Transferee.”  For the purpose of this Second Amended and Restated Certificate of Incorporation “beneficial ownership” shall be determined in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(b)           Classified Board of Directors.  Subject to the special right of the holders of any class or series of stock to elect directors, the Board of Directors shall be classified with respect to the time for which directors severally hold office into three classes, as nearly equal in number as practicable.  Upon the effectiveness of this Second Amended and Restated Certificate of Incorporation, pursuant to Delaware General Corporation Law Section 141(d), the Board of Directors shall assign members of the Board of Directors already in office into the respective classes.  The initial Class I Directors shall serve for a term expiring at the first annual meeting of stockholders of the Corporation following the filing of this Second Amended and Restated Certificate of Incorporation; the initial Class II Directors shall serve for a term expiring at the second annual meeting of stockholders following the filing of this Second Amended and Restated Certificate of Incorporation; and the initial Class III Directors shall serve for a term expiring at the third annual meeting of stockholders following the filing of this Second Amended and Restated Certificate of Incorporation.  Each director in each class shall hold office until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal.  At each annual meeting of stockholders beginning with the first annual meeting of stockholders following the filing of this Second Amended and Restated Certificate of Incorporation, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders to be held in the third year following the year of their election, with each director in each such class to hold office until his or her successor is duly elected and qualified or until his or her death, resignation or removal.  If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly as practicable and such apportionment shall be determined by the Board of Directors.

(c)           Removal.  Subject to the rights of the holders of any series of Preferred Stock to elect and remove directors, the directors of the Corporation may be removed only for cause by the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, at a meeting of the stockholders called for that purpose; provided, however, that until the Trigger Date, the directors of the Corporation may be removed with or without cause by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

ARTICLE VI — LIMITATION OF DIRECTOR LIABILITY; INDEMNIFICATION AND ADVANCEMENT OF EXPENSES

(a)           Limitation of Director Liability.  To the fullest extent that the DGCL or any other law of the State of Delaware (as they exist on the date hereof or as they may hereafter be amended) permits the limitation or elimination of the liability of directors, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.  No amendment to, or modification or repeal of, this Article VI(a) shall adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such amendment, modification or repeal.  If, after this Second Amended and Restated Certificate of Incorporation is filed with the Secretary of State of Delaware, the DGCL or such other law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL or such other law, as so amended.

(b)           Indemnification and Advancement of Expenses.  The Corporation shall indemnify and advance expenses to, and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an “Indemnitee”) who was or is made, or is threatened to be made, a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director of the Corporation or, while a director of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, member, trustee or agent of another corporation or of a partnership, joint venture, trust, nonprofit entity or other enterprise (including, but not limited to, service with respect to employee benefit plans), against all liability and loss suffered (including, but not limited to, expenses (including, but not limited to, attorneys’

fees and expenses), judgments, fines and amounts paid in settlement and reasonably incurred by such Indemnitee).  Notwithstanding the preceding sentence, the Corporation shall be required to indemnify, or advance expenses to, an Indemnitee in connection with a Proceeding (or part thereof) commenced by such Indemnitee only if the commencement of such Proceeding (or part thereof) by the Indemnitee was authorized by the Board of Directors of the Corporation or the Proceeding (or part thereof) relates to the enforcement of the Corporation’s obligations under this Article VI(b).

(c)           Insurance.  The Corporation may purchase and maintain insurance on behalf of any person who covered by the DGCL, or who was serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust, non-profit entity or other enterprise (including, but not limited to, service with respect to employee benefit plans), against any liability asserted against the person and incurred by the person in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article VI.

(d)           Non-Exclusivity of Rights.  The indemnification provided by this Article VI is not exclusive of other indemnification rights arising under any bylaw, agreement, vote of directors or stockholders or otherwise, and shall inure to the benefit of the heirs and legal representatives of such Indemnitee.

(e)           Fulfillment of Standard of Conduct.  Any Indemnitee shall be deemed to have met the standard of conduct required for such indemnification unless the contrary has been established by a final, non-appealable judgment by a court of competent jurisdiction.

(f)            Indemnification Priority.  As between the Corporation and affiliates of the Corporation (other than its direct or indirect subsidiaries) who provide indemnification to the Indemnitees for their service to, or on behalf of, the Corporation (collectively, the “Affiliates Indemnitors”) (i) the Corporation is the indemnitor of first resort with respect to all claims indemnifiable pursuant to Article VI(b) against any such Indemnitee (i.e., the Corporation’s obligations to such Indemnitees are primary and any obligation of any Affiliate Indemnitor to advance expenses or to provide indemnification for the same loss or liability incurred by such Indemnitees is secondary), (ii) the Corporation shall be required to advance the full amount of expenses incurred by any such Indemnitee and shall be liable for the full amount of all liability and loss suffered by such Indemnitee (including, but not limited to, expenses (including, but not limited to, attorneys’ fees and expenses), judgments, fines and amounts paid in settlement and reasonably incurred by such Indemnitee), without regard to any rights any such Indemnitee may have against any Affiliate Indemnitor, and (iii) the Corporation irrevocably waives, relinquishes and releases each Affiliate Indemnitor from any and all claims against such Affiliate Indemnitor for contribution, subrogation or any other recovery of any kind in respect thereof.  The Corporation shall indemnify each Affiliate Indemnitor directly for any amounts that such Affiliate Indemnitor pay as indemnification or advancement on behalf of any such Indemnitee and for which such Indemnitee may be entitled to indemnification from the Corporation pursuant to Article VI(b).  No advancement or payment by any Affiliate Indemnitor on behalf of any such Indemnitee with respect to any claim for which such Indemnitee has sought indemnification from the Corporation shall affect the foregoing and the Affiliate Indemnitors shall be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Indemnitee against the Corporation.

ARTICLE VII — MEETINGS OF STOCKHOLDERS

(a)           No Action by Written Consent.  From and after the Trigger Date, any action required or permitted to be taken by the stockholders of the Corporation may be effected only at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

(b)           Special Meetings of Stockholders.  Subject to the rights of the holders of any series of Preferred Stock, and to the requirements of applicable law, special meetings of stockholders of the Corporation may be called only (a) by or at the direction of the chairman of the Board of Directors or any vice-chairman, (b) by or at the direction of the Board of Directors pursuant to a written resolution adopted by a majority of the total number of directors which the Corporation would have if there were no vacancies, or (c) prior to the Trigger Date, by the Secretary of the Corporation at the request of the holders of at least a majority of the Corporation’s then outstanding shares of Common Stock.  Any business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of the meeting.

(c)           Election of Directors by Written Ballot.  Election of directors need not be by written ballot.

ARTICLE VIII — AMENDMENTS TO THE
SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION AND BYLAWS

(a)           Bylaws.  In furtherance and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized to make, alter, amend or repeal the bylaws of the Corporation subject to the power of the stockholders of the Corporation entitled to vote with respect thereto to make, alter, amend or repeal the bylaws both before and after the Trigger Date; provided, that with respect to the powers of stockholders entitled to vote with respect thereto to make, alter, amend or repeal the bylaws, from and after the Trigger Date, in addition to any other vote otherwise required by law, the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote with respect thereto, voting together as a single class, shall be required to make, alter, amend or repeal the bylaws of the Corporation.

(b)           Amendments to the Certificate of Incorporation.  The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation both before and after the Trigger Date, in the manner now or hereafter prescribed by the DGCL, and all rights conferred upon stockholders herein are granted subject to this reservation.  Notwithstanding anything to the contrary contained in this Restated Certificate of Incorporation, and notwithstanding that a lesser percentage may be permitted from time to time by applicable law, from and after the Trigger Date, no provision of Article V, Article VI, paragraphs (a) and (b) of Article VII, Article VIII and Article IX may be altered, amended or repealed in any respect, nor may any provision or bylaw inconsistent therewith be adopted, unless, in addition to any other vote required by this Restated Certificate of Incorporation or otherwise required by law, such alteration, amendment, repeal or adoption is approved by the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, at a meeting of the stockholders called for that purpose.

ARTICLE IX — RENOUNCEMENT OF CORPORATE OPPORTUNITY

(a)           Scope.  The provisions of this Article IX are set forth to define, to the extent permitted by applicable law, the duties of Exempted Persons (as defined below) to the Corporation with respect to certain classes or categories of business opportunities.  “Exempted Persons” means each of the Sponsor Entities (other than the Corporation and its subsidiaries) and all of their respective partners, principals, directors, officers, members, managers and/or employees, including any of the foregoing who serve as officers or directors of the Corporation.

(b)           Competition and Allocation of Corporate Opportunities.  The Exempted Persons shall not have any fiduciary duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as the Corporation or any of its subsidiaries.  To the fullest extent permitted by applicable law, the Corporation, on behalf of itself and its subsidiaries, renounces any interest or expectancy of the Corporation and its subsidiaries in, or in being offered an opportunity to participate in, business opportunities that are from time to time available to the Exempted Persons, even if the opportunity is one that the Corporation or its subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so, and each such Exempted Person shall have no duty to communicate or offer such business opportunity to the Corporation (and there shall be no restriction on the Exempted Persons using the general knowledge and understanding of the Corporation and the industry in which it operates which it has gained as an Exempted Person in considering and pursuing such opportunities or in making investment, voting, monitoring, governance or other decisions relating to other entities or securities) and, to the fullest extent permitted by applicable law, shall not be liable to the Corporation or any of its subsidiaries or stockholders for breach of any fiduciary or other duty, as a director or officer or otherwise, by reason of the fact that such Exempted Person pursues or acquires such business opportunity, directs such business opportunity to another person or fails to present such business opportunity, or information regarding such business opportunity, to the Corporation or its subsidiaries, or uses such knowledge and understanding in the manner described herein.

(c)           Amendment of this Article.  No amendment or repeal of this Article IX in accordance with the provisions of paragraph (b) of Article VIII shall apply to or have any effect on the liability or alleged liability of any Exempted Person for or with respect to any activities or opportunities of which such Exempted Person becomes aware prior to such amendment or repeal.  This Article IX shall not limit any protections or defenses available to, or indemnification or advancement rights of, any director or officer of the Corporation under this Second Amended and Restated Certificate of Incorporation, the Corporation’s bylaws or applicable law.

ARTICLE X — EXCLUSIVE JURISDICTION FOR CERTAIN ACTIONS

(a)           Exclusive Forum.  Unless the Board of Directors or one of its committees otherwise approves, in accordance with Section 141 of the DGCL, this Second Amended and Restated Certificate of Incorporation and the bylaws of the Corporation, to the selection of an alternate forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware does not have jurisdiction, the Superior Court of the State of Delaware, or, if the Superior Court of the State of Delaware also does not have jurisdiction, the United States District Court for the District of Delaware) shall, to the fullest extent permitted by applicable law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation arising pursuant to any provision of the DGCL or the Corporation’s Second Amended and Restated Certificate of Incorporation or bylaws, (iv) any action to interpret, apply, enforce or determine the validity of this Second Amended and Restated Certificate of Incorporation or the bylaws of the Corporation or (v) any action asserting a claim against the Corporation governed by the internal affairs doctrine (each, a “Covered Proceeding”).

(b)           Personal Jurisdiction. If any action the subject matter of which is a Covered Proceeding is filed in a court other than the Court of Chancery of the State of Delaware, or, where permitted in accordance with paragraph (a) above, the Superior Court of the State of Delaware or the United States District Court for the District of Delaware, (each, a “Foreign Action”) in the name of any person or entity (a “Claiming Party”) without the prior approval of the Board of Directors or one of its committees in the manner described in paragraph (a) above, such Claiming Party shall be deemed to have consented to (i) the personal jurisdiction of the Court of Chancery of the State of Delaware, or, where applicable, the Superior Court of the State of Delaware and the United States District Court for the District of Delaware, in connection with any action brought in any such courts to enforce paragraph (a) above (an “Enforcement Action”) and (ii) having service of process made upon such Claiming Party in any such Enforcement Action by service upon such Claiming Party’s counsel in the Foreign Action as agent for such Claiming Party.

(c)           Notice and Consent. Any person or entity purchasing or otherwise acquiring any interest in the shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article X and waived any argument relating to the inconvenience of the forums reference above in connection with any Covered Proceeding.

ARTICLE XI — SEVERABILITY

If any provision or provisions of this Second Amended and Restated Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Second Amended and Restated Certificate of Incorporation (including, without limitation, each portion of any paragraph of this Second Amended and Restated Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of this Second Amended and Restated Certificate of Incorporation (including, without limitation, each such portion of any paragraph of this Second Amended and Restated Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service to or for the benefit of the Corporation to the fullest extent permitted by law.

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IN WITNESS WHEREOF, the undersigned has caused this Amended and Restated Amended and Restated Certificate of Incorporation to be executed by the officer below this      day of           ,     .

PERFORMANCE HEALTH HOLDINGS CORP.

By:
Name:
Title: